UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)   June 26, 2008

Gulfstream International Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33884	20-3973956
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3201 Griffin Road, 4th Floor

Fort Lauderdale, Florida 33312

(Address of principal executive offices)

(954) 985-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2008, Gulfstream International Airlines, Inc. (the “Airline”), a subsidiary of Gulfstream International Group, Inc., entered into an Aircraft Purchase and Sale Agreement (the “Agreement”) with Pimegal Consultants Ltd. (“Pimegal”). Pursuant to the Agreement, Pimegal will purchase seven of the Airline’s Embraer EMB-120ER aircraft, including the two Pratt & Whitney PW118 engines currently installed on each aircraft, for a total purchase price of $11,650,000. The aircraft are being sold “AS IS WHERE IS” and will be delivered to Pimegal on June 30, July 15 and August 15, 2008. If any or all of the aircraft are not delivered for any reason, the purchase price applicable to such aircraft will be returned to Pimegal, less $500,000 in the aggregate as liquidated damages.

The purchase price will be deposited into escrow in installments, including a deposit made on May 13, 2008 as well as deposits to be made on June 30, July 2, July 15 and August 15, 2008. The purchase price will be distributed to the Airline on June 30, July 2, July 15 and August 15, 2008. The final installment is subject to reduction for maintenance events and for flight hours between the delivery of the first aircraft and the delivery of the last aircraft.

The purchase of the aircraft is subject to certain delivery conditions, including requirements with respect to airworthiness, systems function and complete aircraft documentation. The Agreement contains other customary representations, warranties, terms and conditions, including the indemnification of the Airline by Pimegal for certain post-sale liabilities.

A copy of the Airline’s press release dated July 2, 2008 announcing the Agreement is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On July 2, 2008, the Airline issued a press release announcing the addition of new routes from Cleveland, Ohio under the Airline’s affiliation with Continental Airlines. A copy of this press release is being filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFSTREAM INTERNATIONAL GROUP, INC.

Date: July 2, 2008	By	/s/ Robert M. Brown
Robert M. Brown Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release, dated July 2, 2008.